Exhibit (a)(1)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Tender Offer or about what action to take, you should immediately seek your own professional advice from your stockbroker, bank, fund manager, solicitor, accountant or other appropriately qualified independent financial adviser authorised under the Financial Services and Markets Act 2000, as amended, if you are taking advice in the United Kingdom or, if you are resident in another jurisdiction, from another appropriately authorised independent financial or professional adviser. All Shareholders are advised to consult their professional advisers regarding their own tax position.

This is the Tender Form referred to in the accompanying Circular to the Shareholders of the Company dated 20 May 2024 (the "Circular") and should be read in conjunction with the Circular. Unless the context otherwise requires, the definitions contained in the Circular also apply in this Tender Form.

If you are a CREST Sponsored Member, you should refer to your CREST Sponsor before completing this Tender Form.

If you have sold or otherwise transferred all of your Ordinary Shares, please send the Circular (but not this personalised Tender Form, any personalised Form of Proxy or reply paid envelope) as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. **However, these documents must not be forwarded or transmitted in or into or from Australia, Canada, Japan, New Zealand, Singapore, the Republic of South Africa and any other jurisdiction where the mailing of this Tender Form or the accompanying Circular, or the extension of the Tender Offer, in the manner contemplated by the Circular into or inside such jurisdiction would constitute a violation of the laws of such jurisdiction ("Restricted Jurisdiction").** If you have sold or otherwise transferred only part of your holding of Ordinary Shares, you should retain these documents.

The Tender Offer is not being made, directly or indirectly, in or into, or by the use of the mails, or by any means or instrumentality (including, without limitation, facsimile transmission, telephone and email) of interstate or foreign commerce, or of any facility of a national securities exchange, of a Restricted Jurisdiction. Accordingly, Shareholders (including nominees, trustees and custodians) must not distribute or send this document in or into or from a Restricted Jurisdiction.

Further information for Overseas Shareholders is set out in paragraph 5 of Part V of the Circular. Any person (including nominees, trustees or custodians) who would, or otherwise intends to, forward this document and/or any related document to any jurisdiction outside the United Kingdom or the United States should read those paragraphs before taking any action.

Jefferies International Limited ("**Jefferies**"), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively for PureTech Health plc in connection with the Tender Offer and is not, and will not be, responsible to anyone other than the Company for providing the protections afforded to its clients nor for providing advice in connection with the Tender Offer.

PureTech Health plc

(Incorporated and registered in England and Wales with Registered No. 09582467)

Tender Form

for use in respect of the proposed capital return of $100 million to shareholders by way of a tender offer for up to 33,500,000 Ordinary Shares (including Ordinary Shares represented by American Depositary Shares) at 250 pence per Ordinary Share

IF YOU DO NOT WISH TO SELL ANY OF YOUR STOCK IN THE TENDER OFFER, DO NOT COMPLETE OR RETURN THE TENDER FORM

Acceptances of the Tender Offer must be received by 1:00 p.m. (London time) on 20 June 2024

ACTION TO BE TAKEN

Tender Form

- To accept the Tender Offer, complete this Tender Form on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. In particular, please sign Box 3 on page 3 of this Tender Form in the presence of a witness who must also sign in the box and state his or her name and address.

Tax Forms

- **The attention of Shareholders is drawn to Part VI of the Circular, which provides a summary of certain material UK tax and US federal income tax consequences for Shareholders of accepting the Tender Offer or receipt of the Special Dividend (if any). Part VI also provides additional information to Shareholders on Section 302 Certifications, IRS Form W-9, and IRS Form W-8.**

  All Shareholders (whether holding their Ordinary Shares in Certificated Form or Uncertificated Form) should receive a Section 302 Certification and a prepaid envelope for use in the UK to return the Section 302 Certification.

  Shareholders should print out, complete and send to the Receiving Agent the appropriate IRS Form W-9 (for US Holders) or applicable IRS Form W-8 (for Non-US Holders). This applies whether or not Shareholders plan to participate in the Tender Offer. The IRS Form W-9 and the available Forms W-8 will also be relevant in connection with the Special Dividend (if any).

  Copies of IRS Form W-9 and the available IRS Form W-8 are available on the Microsite set up by the Company for the purposes of the Tender Offer. The Microsite is available at https://investors.puretechhealth.com/tender-offer.

If you are in any doubt as to how to complete this Tender Form, please contact the Receiving Agent between 8:30 a.m. and 5:30 p.m. (London time) on any Business Day on telephone number 0370 707 4040 or, if telephoning from outside the UK, on telephone number +44 (0)370 707 4040. For legal reasons, the Receiving Agent will not be able to provide advice on the merits of the Tender Offer or to provide legal, financial, investment or taxation advice.

DO NOT DETACH ANY PART OF THIS TENDER FORM

PLEASE REMEMBER TO ENCLOSE YOUR VALID ORDINARY SHARE CERTIFICATE(S) TOGETHER WITH, IF APPLICABLE, YOUR COMPLETED TAX FORMS

Page 2 HOW TO COMPLETE THE TENDER FORM ON PAGE 3 The provisions of Part V of the Circular are deemed to be incorporated in and form part of this Tender Form. 1 If your address details in Box 1 have changed or are incomplete please tick the box and show the updated information, in BLOCK CAPITALS using BLACK INK. If you have any queries regarding the completion of this form, please contact the Receiving Agent on 0370 707 4040 (or +44 (0)370 707 4040 if calling from outside of the UK) between 8:30 a.m. and 5:30 p.m. (London time) on any Business Day. THE TENDER OFFER 2 To accept the Tender Offer, insert in Box 2 the total number of Ordinary Shares in respect of which you wish to accept the Tender Offer. You must also sign Box 3 in accordance with the instructions set out below, which will constitute your acceptance of the Tender Offer. If the aggregate value at the Tender Price of all validly tendered Ordinary Shares (including Ordinary Shares represented by ADSs) exceeds US$100 million, or the number of validly tendered Ordinary Shares (including Ordinary Shares represented by ADSs) exceeds 33,500,000 Ordinary Shares, acceptances of validly tendered Ordinary Shares (including Ordinary Shares represented by ADSs) will be scaled-down pro-rata to the total number of Ordinary Shares (including Ordinary Shares represented by ADSs) so tendered by that Shareholder, as described in paragraphs 2.14 and 2.15 of Part V of the Circular. Accordingly, where scaling-down applies, there is no guarantee that all of the Ordinary Shares (including Ordinary Shares represented by ADSs) which are tendered will be accepted for purchase. If no number or a number greater than your registered holding of Ordinary Shares is written in Box 2 and you have signed Box 3, you will be deemed to have accepted the Tender Offer in respect of your entire registered holding of Ordinary Shares. PLEASE REMEMBER TO SEND US YOUR VALID ORDINARY SHARE CERTIFICATE(S) SIGNATURES 3 To accept the Tender Offer you must sign Box 3 and, in case of a joint holding, arrange for ALL joint holders to do likewise. All registered holders, including joint holders, who are individuals must sign Box 3 in the presence of a witness who must also sign Box 3 where indicated. If these instructions are not followed, this Tender Form will be invalid. The witness must be over 18 years of age and should not be another joint holder signing the Tender Form. The same witness may witness the signature of each joint holder. The witness should also print his/her name and address where indicated. A company must execute this Tender Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Tender Form by: (i) a director and the company secretary; or (ii) by two directors of the company; or (iii) by a director of the company in the presence of a witness who attests the signature, in each case signing the Tender Form and inserting the name of the company above their signatures. Each such person signing this Tender Form for a company should state the office which he/she holds. A body corporate incorporated outside of England and Wales may execute this Tender Form in accordance with the laws of the territory in which it is incorporated provided that execution is expressed to be by the company. If the Tender Form is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Tender Form in the presence of a witness who must also sign and state his or her address in Box 3 where indicated. You should also deliver evidence of your authority in accordance with the notes on page 4. This Tender Form should not be signed in any Restricted Jurisdiction. This Tender Form shall, when executed, take effect as a deed. 4 ALL SHAREHOLDERS The execution of the Tender Form by a Shareholder will be deemed to constitute an offer to sell to Jefferies such number of Ordinary Shares as are inserted in Box 2 of the Tender Form (or as otherwise deemed to be tendered) on and subject to the terms and conditions of the Tender Offer. A Shareholder who executes this Tender Form will be deemed to have given the warranties and representations set out in paragraph 3.10 of Part V of the Circular. If a Shareholder is unable to give the warranties and representations required by paragraph 3.10 of Part V of the Circular, you must put “NO’’ in Box 4. Any Tender Form where the Shareholder has put “NO’’ in Box 4 will be invalid. If you do not put “NO’’ in Box 4 you will be deemed to have given such warranties and representations. 5 ALTERNATIVE ADDRESS Complete Box 5 if you wish the consideration and/or other documents to be sent to someone other than the sole or first-named registered holder at the address set out in Box 1 (e.g. your bank manager or stock broker), but not to an address in a Restricted Jurisdiction. Kindly Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. Neither the Company, Jefferies nor the Receiving Agent accept any liability for any instruction that does not comply with these conditions.

Page 3 + PLEASE COMPLETE AS EXPLAINED ON PAGE 2 AND 4 (To be completed in BLOCK CAPITALS) + The provisions of PartV of the Circular are deemed to be incorporated in and form part of this Tender Form. Please tick this box if your address details in Box 1 have changed or are incomplete and update below in BLOCK capitals: House Number: Post Code: 1 Street/Road Name (BLOCK CAPITALS) Town/City (BLOCK CAPITALS) Country . (BLOCK CAPITALS) For information purposes only: Number of Ordinary Shares held by you as at the close of business on 15 May 2024 Please enter here a daytime telephone number (including STD Code) where you can be contacted : in the event of any query arising from completion of this Tender Form. TO ACCEPT THE OFFER Number of Ordinary Shares for which 2 you are accepting the Tender Offer. Complete Boxes 2, 3 and, if appropriate Boxes 4 and /or 5 3 ALL SHAREHOLDERS ARE TO SIGN HERE TO ACCEPT THE OFFER. NB ALL SHAREHOLDER SIGNATURE(S) MUST BE WITNESSED. Execution by individuals Signed and delivered as a deed by: Signature(s) of Shareholder(s) Signature of Witness Name and address of Witness 1 2 3 4 NOTE: The witness must be a person who is over 18 years of age who is not another joint holder and the same witness may witness on behalf of all or any registered holders Execution by a Company: The common seal was affixed/executed as a deed on behalf of the Company named above in the presence of: Affix seal company here Signature Name of Director Signature Name of *Director/Secretary/Witness *Delete as appropriate 4 ALL SHAREHOLDERS Only complete this box by inserting “NO” if you are UNABLE to give the representations and warranties required by paragraph 3.10 of Part V of the Circular. 5 ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION Address outside any Restricted Jurisdiction to which consideration is to be sent, if not as specified above. Name Address Postcode PLEASE REMEMBER TO ENCLOSE YOUR VALID ORDINARY SHARE CERTIFICATE(S) TOGETHER WITH, IF APPLICABLE, YOUR COMPLETED TAX FORMS. + If you have lost your certificate(s) and have already applied for a Letter of Indemnity, place a cross X in this box. + WKF2209

Page 4 RETURNING THE TENDER FORM Please read Part V of the Circular, the terms of which are incorporated into and form part of this Tender Form. If your Ordinary Shares are in Certificated Form (that is, not in CREST), return this Tender Form, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, by post to the Receiving Agent at The Pavilions, Bridgwater Road, Bristol, BS99 6AH so as to arrive by no later than 1:00 p.m. (London time) on 20 June 2024. If your Ordinary Shares are in Certificated Form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Tender Form and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s) and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Tender Form. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Tender Form. If you hold Ordinary Shares in both Certificated Form and Uncertificated Form, you should complete a Tender Form in relation to the Certificated holding(s) only. If you hold Ordinary Shares in Certificated Form but under different designations you should complete a separate Tender Form in respect of each designation. You can obtain further Tender Forms by contacting the Receiving Agent between 8:30 a.m. and 5:30 p.m. (London time) on any Business Day on telephone number 0370 707 4040 or, if telephoning from outside the UK, on telephone number +44 (0)370 707 4040. If you hold Ordinary Shares jointly with others, you must arrange for all your co-holders to sign this Tender Form. A reply-paid envelope is enclosed for documents lodged by post from within the United Kingdom. SENDING THE TAX FORMS The attention of Shareholders is drawn to Part VI of the Circular, which provides a summary of certain material UK tax and US federal income tax consequences for Shareholders of accepting the Tender Offer or receipt of the Special Dividend (if any). Part VI also provides additional information to Shareholders on Section 302 Certifications, IRS Form W-9, and IRS Form W-8. Certificated Form If you are a Shareholder and hold some or all of your Ordinary Shares in Certificated Form and you wish to tender all or any of your Ordinary Shares held in Certificated Form, you should: • complete the Tender Form in accordance with the instructions printed on it and in Part V of the Circular; • complete the Section 302 Certification in accordance with the instructions printed on it; • complete IRS Form W-9 (in the case of a US Holder) or an appropriate properly completed IRS Form W-8 (in the case of a Non-US Holder) in accordance with the instructions set out on such IRS Form, and send the documents by post in the accompanying reply-paid envelope (for use in the UK only) to the Receiving Agent, at The Pavilions, Bridgwater Road, Bristol, BS99 6AH so as to be received by no later than 1:00 p.m. (London time) on Thursday 20 June 2024, together with your share certificate(s) in respect of the Ordinary Shares tendered. Uncertificated Form If you are a Shareholder and hold some or all of your Ordinary Shares in Uncertificated Form and you wish to tender all or any of your Ordinary Shares held in Uncertificated Form, you should; • send the TTE Instruction through CREST so as to settle by no later than 1:00 p.m. (London time) on Thursday 20 June 2024; • complete the Section 302 Certification in accordance with the instructions printed on it; • complete IRS Form W-9 (in the case of a US Holder) or an appropriate properly completed IRS Form W-8 (in the case of a Non-US Holder) in accordance with the instructions set out on such IRS Form, and send the documents by post in the accompanying reply-paid envelope (for use in the UK only) to the Receiving Agent, at The Pavilions, Bridgwater Road, Bristol, BS99 6AH so as to be received by no later than 1:00 p.m. (London time) on Thursday 20 June 2024. ADDITIONAL NOTES REGARDING THE COMPLETION OF THIS TENDER FORM In order to be effective, this Tender Form must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders or under a power of attorney. A body corporate incorporated in England and Wales may execute this Tender Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Tender Form by (i) a director and the company secretary; or (ii) by two directors; or (iii) by a director in the presence of a witness who attests the signature, in each case signing this Tender Form and inserting the name of the company above their signatures. Each such person signing this Tender Form should state the office which he/she holds in the relevant company. In order to avoid inconvenience and delay, the following points may assist you: 1. If a holder is away from home (e.g. abroad or on holiday): Send this Tender Form by the quickest means (e.g. airmail) to the holder (but not in or into a Restricted Jurisdiction) for execution or, if he has executed a power of attorney, have this Tender Form signed by the attorney in the presence of a witness who must also sign this Tender Form. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Tender Form. No other signatures are acceptable. 2. If you have sold or transferred all, or wish to sell or transfer part, of your holding of Ordinary Shares: If you have sold or transferred all of your Ordinary Shares, you should send the Circular (but not this personalised Tender Form or reply paid envelope) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee (but not in or into a Restricted Jurisdiction). If your Ordinary Shares are in Certificated Form, and you wish to sell or transfer part of your holding of Ordinary Shares and to accept the Tender Offer in respect of the balance but are unable to obtain the balance share certificate by Thursday 20 June 2024, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of PureTech Health plc registrars, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS99 6AH, in respect of the balance of your holding of Ordinary Shares. 3. If the sole holder has died: A grant of probate or letters of administration must be obtained in respect of the relevant Ordinary Shares. If the grant of probate or letters of administration has/have been registered with PureTech Health plc registrars, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS99 6AH, this Tender Form must be signed by the personal representative(s) of the deceased holder each in the presence of an independent witness who must also sign this Tender Form. This Tender Form should then be lodged with the Receiving Agent at the address given on the cover page of this Tender Form, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with PureTech Health plc registrars, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS99 6AH, the personal representative(s) or the prospective personal representative(s) should sign this Tender Form and forward it to the Receiving Agent at the address given on the cover page of this Tender Form, together with the relevant share certificate(s) and/or other document(s) of title. However, once obtained, the grant of probate or letters of administration must be lodged before the consideration due under the Tender Offer can be forwarded to the personal representative(s). 4. If one of the joint holders has died: This Tender Form is valid if signed by the surviving holder(s) (each in the presence of an independent witness) and, if the Ordinary Shares are held in Certificated Form, lodged with the share certificate(s) and/or other document(s) of title and, in all cases, death certificate(s), and an office copy grant of probate or letters of administration of the deceased holder. These documents will be returned as directed. 5. If your Ordinary Shares are in Certificated Form and the certificate(s) are held by your stockbroker, bank or other agent: (a) If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Tender Form and, if the certificate(s) is/are readily available, arrange for this Tender Form to be lodged by such agent with the Receiving Agent at the address given on the cover page of this Tender Form, accompanied by the share certificate(s) and/or other document(s) of title so as to arrive by no later than 1.00 p.m. (London time) on Thursday 20 June 2024. (b) If the certificate(s) is/are not readily available, lodge this Tender Form with the Receiving Agent at the address given on the cover page of this Tender Form, duly completed together with a note saying e.g. “certificate(s) to follow”, and arrange for the certificate(s) to be forwarded as soon as possible thereafter but in any event, so as to arrive by no later than 1.00 p.m. (London time) on Thursday 20 June 2024. (It will be helpful for your agent, unless he or she is in a Restricted Jurisdiction, to be informed of the full terms of the Offer.) 6. If your Ordinary Shares are in Certificated Form and you have lost any of your share certificate(s) and/or other document(s) of title: Complete and execute this Tender Form and lodge it, together with a letter of explanation and any share certificate(s) and/or other document(s) of title which are available, with the Receiving Agent at the address given on the cover page of this Tender Form. At the same time you should write to PureTech Health plc’s registrars, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS99 6AH, requesting a letter of indemnity for the lost share certificate(s) and/or other document(s) of title. When completed in accordance with the instructions given, you should return the letter of indemnity to Computershare Investor Services PLC at the address given on the cover page of this Tender Form so as to arrive by no later than no later than 1.00 p.m. (London time) on Thursday 20 June 2024. 7. If the Tender Form is signed under a power of attorney: The completed Tender Form, together with any share certificate(s) and/or other document(s) of title, should be lodged with the Receiving Agent at the address set out on the cover page of this Tender Form, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by the Receiving Agent and returned as directed. 8. If your full name or other particulars differ from those appearing on your share certificate: (a) Incorrect name e.g.: Name on the certificate(s) John Smith Correct name Jon Smyth Complete this Tender Form with the correct name and lodge it with the Receiving Agent at the address given on the cover page of this Tender Form, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Tender Form are one and the same. (b) Incorrect address: insert the correct address in Box 3 of this Tender Form, but not to an address in a Restricted Jurisdiction. (c) Change of name: lodge your marriage certificate or the deed poll with this Tender Form for noting. These documents will be returned as directed. 9. If you are outside the United Kingdom: The attention of Overseas Shareholders is drawn to paragraph 5 of Part V of the Circular. 10. Payment of Consideration: The consideration payable under the Tender Offer cannot be sent to you until all relevant documents have been properly completed and sent by post to the Receiving Agent at the address set out on the cover page of this Tender Form. 11. Incomplete Forms: Without prejudice to Part V of the Circular, the Company and/or its agents (with the prior consent of Jefferies) reserve the right to treat as valid any acceptance of the Tender Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In either event, no consideration due under the Tender Offer will be sent until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to the Company have been received. 12. Tax Forms: The attention of Shareholders is drawn to Part VI of the Circular, which provides a summary of certain material UK tax and US federal income tax consequences for Shareholders of accepting the Tender Offer or receipt of the Special Dividend (if any). Part VI also provides additional information to Shareholders on Section 302 Certifications, IRS Form W-9, and IRS Form W-8. All Shareholders (whether holding their Ordinary Shares in Certificated Form or Uncertificated Form) should receive a Section 302 Certification and a prepaid envelope for use in the UK to return the Section 302 Certification. Shareholders should print out, complete and send to the Receiving Agent the appropriate IRS Form W-9 (for US Holders) or applicable IRS Form W-8 (for Non-US Holders). This applies whether or not Shareholders plan to participate in the Tender Offer. The IRS Form W-9 and the available Forms W-8 will also be relevant in connection with the Special Dividend (if any). Copies of IRS Form W-9 and the available IRS Form W-8 are available on the Microsite set up by the Company for the purposes of the Tender Offer. The Microsite is available at https://investors.puretechhealth.com/tender-offer. Provision of a duly completed IRS Form W-9 will notify the Receiving Agent or Tender Agent of the Shareholder’s status as a US Holder. Provision of an applicable IRS Form W-8 will notify the Receiving Agent or Tender Agent of the Shareholder’s status as a Non-US Holder. All Shareholders are urged to consult their professional tax advisors regarding the completion of all IRS Forms and the tax consequences to them of the receipt of proceeds from the Tender Offer as well as receipt of the Special Dividend (if any) in their particular circumstances. IRS Form W-9 and IRS Form W-8 must be provided, under penalties of perjury, to the best of the knowledge and belief of the person providing the certification that the information provided is true, correct, and complete. Neither the Company, the Receiving Agent, the Tender Agent, nor Jefferies accepts any liability whatsoever in connection with a Shareholder’s IRS Form W-9 or IRS Form W-8 or its contents. Any IRS Form W-9 and IRS Form W-8 provided incomplete or incorrectly signed, executed and delivered may not be relied upon and the Company, the Receiving Agent, the Tender Agent and Jefferies will have no liability or responsibility in connection therewith. Neither the Company, the Receiving Agent, the Tender Agent, nor Jefferies are able to assist with the completion of IRS Form W-9 or IRS Form W-8, and cannot offer tax advice. Shareholders are therefore urged to seek assistance from a relevant professional tax advisor prior to completion of IRS Form W-9 or IRS Form W-8. The IRS Form W-9 or applicable IRS Form W-8 must be completed in accordance with the instructions printed thereon. To be valid, the IRS Form W-9 or one of the available IRS Form W-8 must be received by post by the Company’s Receiving Agent at The Pavilions, Bridgwater Road, Bristol, BS99 6AH, UK, by not later than 1:00 p.m. (London time)) on Thursday 20 June 2024. Printed by DFIN Solutions 820121